UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 29, 2010

Alliance Bancorp, Inc. of Pennsylvania
(Exact name of registrant as specified in its charter)

United States	001-33189	56-2637804
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

541 Lawrence Road, Broomall, Pennsylvania		19008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(610) 353-2900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[X]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07            Submission of Matters to a Vote of Security Holders

(a)           A special meeting of shareholders of Alliance Bancorp, Inc. of Pennsylvania, a federal corporation (“Alliance Bancorp” or the “Company”), was held on December 29, 2010.

(b)           The matters considered and voted on by the shareholders at the special meeting and the vote of the shareholders were as follows:

1.           The proposal to adopt the Plan of Conversion and Reorganization of Alliance Mutual Holding Company (the “MHC”), Alliance Bancorp, Alliance Bancorp, Inc. of Pennsylvania, a Pennsylvania corporation (“Alliance Bancorp – New”) and Alliance Bank (the “Bank”) (the “Plan of Conversion and Reorganization”), and the transactions contemplated thereby pursuant to which, among other things, Alliance Bancorp –New is offering for sale shares of its common stock, and shares of common stock of Alliance Bancorp currently held by public shareholders will be exchanged for shares of common stock of Alliance Bancorp-New upon the conversion of Alliance Mutual Holding Company, the Bank and Alliance Bancorp from the mutual holding company structure to the stock holding company form, was approved by the following vote of the Company’s shareholders:

TOTAL “FOR”	VOTES “FOR” OTHER THAN MHC	AGAINST	ABSTAIN
5,927,734	1,953,984	86,615	1,010

There were 374,857 broker non-votes on the proposal.

2A.           The informational proposal to approve a provision in the articles of incorporation of Alliance Bancorp – New providing for the authorized capital stock of 50,000,000 shares of common stock and 15,000,000 shares of serial preferred stock compared to 15,000,000 shares of common stock and 5,000,000 shares of preferred stock in the charter of Alliance Bancorp, was approved by the following vote:

TOTAL “FOR”	VOTES “FOR” OTHER THAN MHC	AGAINST
5,248,091	766,272	966

There were 374,857 broker non-votes on the proposal.

2B.           The informational proposal to approve a provision in the articles of incorporation of Alliance Bancorp – New requiring super-majority shareholder approval for mergers, consolidations and similar transactions, unless they have been approved in advance by at least two-thirds of the board of directors of Alliance Bancorp – New, was approved by the following vote:

TOTAL “FOR”	VOTES “FOR” OTHER THAN MHC	AGAINST
4,943,838	1,441,531	4,847

There were no broker non-votes on the proposal.

2C.           The informational proposal to approve a provision in the articles of incorporation of Alliance Bancorp – New  requiring a super-majority shareholder approval of amendments to certain provisions in the articles of incorporation and bylaws of Alliance Bancorp –New, was approved by the following vote:

TOTAL “FOR”	VOTES “FOR” OTHER THAN MHC	AGAINST
4,955,930	909,777	524,509

There were no broker non-votes on the proposal.

2D.           The informational proposal to approve a provision in the articles of incorporation of Alliance Bancorp – New to limit the voting rights of shares beneficially owned in excess of 10% of the outstanding voting securities of Alliance Bancorp – New, was approved by the following vote:

TOTAL “FOR”	VOTES “FOR” OTHER THAN MHC	AGAINST
4,939,167	1,449,154	1,985

There were no broker non-votes on the proposal.

In connection with the special meeting, the Company also solicited proxies with respect to a proposal to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there were not sufficient votes at the special meeting to approve the Plan of Conversion and Reorganization.  The adjournment proposal was withdrawn and not submitted to shareholders at the special meeting because the shareholders of the Company approved the Plan of Conversion and Reorganization by the requisite vote at the special meeting.

Item 8.01       Other Events.

On December 29, 2010, the Plan of Conversion and Reorganization also was approved by the depositors of the Bank at meeting held on December 29, 2010.  In addition, the Company’s press release, dated December 29, 2010, announced that Alliance Bancorp – New would commence the syndicated offering with respect to shares of its common stock on January 4, 2011.

ITEM 9.01	Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

The following exhibit is filed herewith.

Exhibit Number	Description
99.1	Press Release, dated December 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCE BANCORP, INC. OF PENNSYLVANIA

Date: December 29, 2010	By:	/s/ Peter J. Meier
Peter J. Meier
Executive Vice President and
Chief Financial Officer